                                                                    Exhibit 99.1


                NET 1 UEPS TECHNOLOGIES, INC. FILES REGISTRATION
                          STATEMENT FOR PUBLIC OFFERING

Johannesburg, South Africa -- May 26, 2005 -- Net 1 UEPS Technologies, Inc. (OTCBB:NUEP) ("Net 1" or the "Company") announced today that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission for a proposed public offering of its common stock. The shares are expected to be offered by certain shareholders of the Company. The identity of the selling shareholders has not yet been determined. The Company will grant the underwriters an option to purchase from the Company additional new shares to cover over-allotments.

The offering is being made through an underwriting syndicate led by Morgan Stanley and JPMorgan acting as joint book-running managers. Robert W. Baird & Co., Jefferies & Company, Inc. and Thomas Weisel Partners LLC will act as representatives.

The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus relating to this offering may be obtained from Morgan Stanley by emailing prospectus@morganstanley.com or contacting the prospectus department at Morgan Stanley & Co. Inc., 1585 Broadway, New York, NY 10036, telephone (212) 761-6775 or from JPMorgan by emailing addressing.services@jpmorgan.com or contacting the prospectus department at JPMorgan Prospectus Department, One Chase Manhattan Plaza, New York, NY 10081, telephone (212) 552-5164.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state jurisdiction.

About Net 1 (www.net1ueps.com)

Net 1 provides its universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. The Company believes that it is the first company worldwide to implement a system that can enable the estimated four billion people who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. To accomplish this, the Company has developed and deployed the UEPS. This system uses secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of Net 1's system can enter into transactions at any time with other card holders in even the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, Net 1's system can be used for banking, health care management, international money transfers, voting and identification.

This announcement may contain forward-looking statements pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company's SEC filings, including, but not limited to, Net 1's most recent report on Form 10-K. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

                     --------------------------------------


Contact:

         Net 1 UEPS Technologies, Inc.
         William Espley
         Net 1 Investor Relations
         (604) 484-8750 or Toll Free: 1-866-412-NET1 (6381)
         www.net1ueps.com